 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014 (December 2, 2014)

CHINA YIDA HOLDING, CO.

(Exact name of registrant as specified in its charter)

Nevada	000-26777	50-0027826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28/F Yifa Building, No. 111 Wusi Road Fuzhou, Fujian, P. R. China	350003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (591) 2830 8999

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 2, 2014 Beijing time (which is December 1, 2014 EST), China Yida Holding Co. (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, a majority of the Company’s shares of common stock represented at the Annual Meeting and voting on each proposal voted to approve the following proposals:

1.	To elect Minhua Chen, Yanling Fan, Renjiu Pei, Chunyu Yin and Fucai Huang as directors to serve for a one-year term that expires at the next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of KCCW Accountancy Corp. as the Company’s independent registered public accountants for fiscal year ending December 31, 2014;

3.	To conduct a non-binding advisory vote on our executive compensation; and

4.	To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation.

All matters voted on at the Annual Meeting were approved as recommended by the Board of Directors of the Company.  The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below.  The Company’s inspector of election reported the final vote of the stockholders as follows:

	For	Against	Withheld	Abstain	Broker Non-Votes
Election of Directors
MINHUA CHEN	3,204,225	0	1,958	-	344,361
YANLING FAN	3,204,225	0	1,958	-	344,361
RENJUI PEI	3,204,225	0	1,958	-	344,361
CHUNYU YIN	3,204,225	0	1,958	-	344,361
FUCAI HUANG	3,204,225	0	1,958	-	344,361
Ratification of Appointment of Independent registered public accounting firm	3,548,785	0	-	0	0
Approval, by a non-binding vote, of the Company's executive compensation.	3,196,890	1,142	-	8,151	344,361

	One year	Two Years	Three Years
Approval, by a non-binding vote, of the frequency of future stockholder advisory votes relating to the Company's executive compensation.	937,942	1,306	2,258,352

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YIDA HOLDING, CO.

Dated: December 4, 2014	By:	/s/ Minhua Chen
Name: Minhua Chen
Title: Chief Executive Officer